Exhibit 99.1

Juniper Pharmaceuticals Reports Second Quarter 2017 Financial and Operating Results

CRINONE® Revenues Increased 30% and Juniper Pharma Services Revenues increase 30% Year-over-Year

BOSTON, August 3, 2017 — Juniper Pharmaceuticals (Nasdaq:JNP), a women’s health therapeutics company, today announced financial results for the three-month period ended June 30, 2017. Cash and cash equivalents were $21.5 million at June 30, 2017, a 1% decrease from March 31, 2017.

“We had a robust second quarter, marked by significant growth in both Crinone sales and JPS revenues on an annual basis. The continued strength in our core business allows us to maintain a solid financial position while advancing our long-term business objectives. We remain committed to a fiscally disciplined approach in developing and advancing our intravaginal ring (IVR) portfolio of differentiated women’s health therapeutics,” said Alicia Secor, Chief Executive Officer.

“IND-enabling activities are currently progressing in parallel for each of our IVR pipeline candidates and we anticipate results from key preclinical studies by year end. Following the results of these studies, we plan to prioritize our portfolio and selectively advance one or more candidates to IND filing with the U.S. Food and Drug Administration in the first half of 2018. Additionally, we will explore multiple opportunities that support the advancement of these candidates, including non-dilutive financing through partnerships, and we remain open to building our existing pipeline with the addition of external products,” added Ms. Secor.

Advancements on lead formulations for the Company’s pipeline of intravaginal ring (IVR) candidates continue as planned for the following:

•	JNP-0101 (oxybutynin IVR) for overactive bladder;

•	JNP-0201 (estradiol + natural progesterone IVR) for symptoms of menopause; and

•	JNP-0301 (natural progesterone IVR) for the prevention of pre-term birth (PTB) in women with a short cervical length at mid-pregnancy.

Second Quarter Financial Results

“We continued to see strong growth on an annual basis in our core business during the second quarter of 2017” said Jeff Young, Chief Financial Officer at Juniper. “CRINONE product revenues were up 30%, and revenues from Juniper Pharma Services exceeded projections, with approximately 46% growth on a local currency basis, compared to the second quarter of 2016.”

Second quarter total revenues increased 20% to $14 million, compared with $11.6 million for the quarter ended June 30, 2016.

Product revenues were $9.6 million, an increase of 30%, driven by continued in-market growth and new market sales of CRINONE® (progesterone gel) by Merck KGaA, Darmstadt, Germany.

Service revenues from Juniper Pharma Services were $4.4 million, an increase of $1.0 million, or 30%, versus the second quarter of last year, driven by new and existing customer growth.

Gross profit increased to $6.3 million as compared to $5.1 million in the prior year quarter.

Total operating expenses were $6.7 million in the second quarter of 2017, a $0.8 million decrease as compared to the prior year period.

Juniper’s net loss was $376 thousand, or $(0.03) per diluted share, in the second quarter of 2017, compared to a net loss of $2.3 million, or $(0.21) per diluted share, in the second quarter of 2016.

Liquidity

Cash and cash equivalents were $21.5 million as of June 30, 2017, versus $21.8 million at March 31, 2017.

Conference Call

As previously announced, Juniper’s management team will hold a conference call to discuss financial results for the second quarter ended June 30, 2017, as follows:

Date:	August 3, 2017
Time:	4:30 p.m. ET

Dial-in numbers:	Toll free: (866) 374-4635 (U.S.), (855) 669-9657 (Canada), or International: (412) 902-4218

Webcast (live and archive): www.juniperpharma.com, under “Investors” or click here.

The teleconference replay will be available approximately one hour after completion through Thursday, August 10, 2017, at (877) 344-7529 (U.S.), (855) 669-9658 (Canada) or (412) 317-0088 (International). The replay access code is 10110526.

The archived webcast will be available for one year via the aforementioned URLs.

About Juniper Pharmaceuticals

Juniper Pharmaceuticals, Inc. is focused on developing therapeutics that address unmet medical needs in women’s health. The Company is advancing a pipeline of proprietary product candidates that leverage its differentiated intravaginal ring technology and when appropriate the 505(b)(2) regulatory pathway. Targeted product development investments are enabled by Juniper’s core operating business: the Crinone® (progesterone gel) franchise and Juniper Pharma Services, which provides high-end fee-for-service pharmaceutical development and clinical trials manufacturing to clients. Please visit www.juniperpharma.com for more information.

Juniper Pharmaceuticals™ is a trademark of Juniper Pharmaceuticals, Inc., in the U.S. and EU.

Crinone® is a registered trademark of Merck KGaA, Darmstadt, Germany, outside the U.S. and of Allergan, Inc. in the U.S.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to anticipated future financial performance; the number and timing of Investigational New Drug (“IND”) application filings and potential clinical trials for Juniper’s product candidates and the announcement of results from these trials; the potential of Juniper’s Intravaginal Ring (“IVR”) technology to improve the delivery of therapeutics to women; Juniper’s ability to leverage the 505(b)(2) pathway for product candidates; Juniper’s ability to complete business development transactions, including new product acquisitions and/or new collaborations regarding Juniper’s IVR technology; and, the expectation that the core operating business will enable targeted product development investments. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the drug development process generally, including the timely completion of prototype development and planned IND-enabling and sheep studies; risks associated with the outcomes of the prototype formulation development efforts and planned IND-enabling and sheep studies and whether they support further development of our product candidates; risks associated with the regulatory review process, including the risk that the FDA does not ultimately accept our proposed clinical program for JNP-0301; the risk that the results of previously conducted studies involving our product candidates will not be repeated or observed in ongoing or future studies or following commercial launch, if such product candidates are approved; risks associated with obtaining, maintaining and protecting intellectual property; risks associated with Juniper Pharmaceuticals’ ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties; the risk of competition from currently approved therapies and from other companies developing products for similar uses; risks associated with Juniper Pharmaceuticals’ ability to manage operating expenses and/or obtain additional funding to support its business activities; and risks associated with Juniper Pharmaceuticals’ dependence on third parties. For a discussion of certain risks and uncertainties associated with Juniper Pharmaceuticals’ forward-looking statements, please review the Company’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K and subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. These statements are based on management’s current expectations and Juniper Pharmaceuticals does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

Investor Contact:

Argot Partners

Laura Perry or Heather Savelle

212-600-1902

laura@argotpartners.com

heather@argotpartners.com

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JUNIPER PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2017	December 31, 2016
Assets:
Cash and cash equivalents	$21,464	$20,994
Accounts receivable, net	6,900	6,573
Inventories	5,212	5,621
Prepaid expenses and other current assets	1,812	1,539

Total current assets	35,388	34,727
Property and equipment, net	14,811	13,366
Intangible assets, net	869	969
Goodwill	8,793	8,342
Other assets	167	167

Total Assets	$60,028	$57,571

Liabilities, contingently redeemable preferred stock, and stockholders’ equity:
Accounts payable	$3,461	$3,893
Accrued expenses and other	5,134	5,271
Deferred revenue	7,191	5,624
Current portion of long-term debt	516	204

Total current liabilities	16,302	14,992
Long-term debt, net of current portion	3,398	2,203
Other noncurrent liabilities	32	56

Total Liabilities	19,732	17,251

Commitments and Contingencies
Series C preferred stock	—	550

Total stockholders’ equity	40,296	39,770

Total liabilities, contingently redeemable preferred stock, and stockholders’ equity	$60,028	$57,571

JUNIPER PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Product revenues	$9,569	$7,334	$17,295	$13,659
Service revenues	4,387	3,374	7,908	6,627
Royalties	—	902	—	1,801

Total net revenues	13,956	11,610	25,203	22,087

Cost of product revenues	5,303	4,182	9,617	8,209
Cost of service revenues	2,347	2,285	4,590	4,608

Total cost of revenues	7,650	6,467	14,207	12,817

Gross profit	6,306	5,143	10,996	9,270

Operating expenses
Sales and marketing	410	379	788	651
Research and development	1,648	3,797	2,994	5,930
General and administrative	4,604	3,244	9,025	6,704

Total operating expenses	6,662	7,420	12,807	13,285

Loss from operations	(356)	(2,277)	(1,811)	(4,015)

Interest expense, net	(30)	(24)	(58)	(50)
Other income, net	10	81	52	206

Loss before income taxes	(376)	(2,220)	(1,817)	(3,859)
Provision for income taxes	—	48	—	52

Net loss	$(376)	$(2,268)	$(1,817)	$(3,911)

Diluted net loss per share	$(0.03)	$(0.21)	$(0.13)	$(0.36)

Diluted weighted average shares outstanding	10,954	10,789	10,803	10,789

Basic net income (loss) per share	$0.01	$(0.21)	$(0.13)	$(0.36)

Basic weighted average shares outstanding	10,803	10,789	10,803	10,789